UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(561) 249-6511
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 25, 2015, and again on July 25, 2015, Cabinet Grow, Inc. (“we,” “us,” “our,” or “Company”) issued 12,500 shares of our restricted common stock, for an aggregate of 25,000 shares, valued at $0.40 per share, to a certain unaffiliated party in exchange for services previously rendered to us.

On July 21, 2015, we issued an aggregate of 350,000 shares of our restricted common stock, valued at $0.40 per share, to a certain unaffiliated party in exchange for services to be rendered to us.

On July 21, 2015, we also issued an aggregate of 1,491,000 shares of our restricted common stock, valued at $0.40 per share, to thirteen affiliated and/or unaffiliated parties pursuant to our 2015 equity plan.

On July 28, 2015, we issued 253,846 shares of our restricted common stock, valued at $0.1976 per share, to a certain unaffiliated recipient pursuant to a conversion of a certain promissory note.

As of the date of this report, we had a total of 36,074,088 shares of common stock issued and outstanding.

We claim an exemption from the registration requirements of the Securities Act, for the issuance of these securities, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated thereunder by the U.S. Securities and Exchange Commission, because, among other things, the foregoing issuances did not involve a public offering, the recipients acquired the securities for investment and not resale, we took appropriate measures to restrict the transfer of the securities, and the recipients had access to similar documentation and information as would be required in a registration statement under the Securities Act. No underwriters or agents were involved in the foregoing issuances, and we paid no underwriting discounts or commissions in conjunction therewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABINET GROW, INC.
Date: July 29, 2015	By:	/s/ Samuel May
	Name:	Samuel May
	Title:	Chief Executive Officer